Exhibit 10.17

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION.  THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

1,685,029 Series C Preferred Shares	Effective Date: September 21, 2017

CIBUS GLOBAL, LTD.
WARRANT TO PURCHASE SERIES C PREFERRED SHARES

THIS WARRANT (the “Warrant”) between Cibus Global, Ltd., a company organized under the laws of the British Virgin Islands (the “Company”) and the undersigned holder of this Warrant (such person or entity and any successor and assign being hereinafter referred to as the “Holder”), sets forth the terms and conditions upon which the Holder is and shall be entitled, and shall and hereby does have the right, but not the obligation, to subscribe for and purchase from the Company 1,685,029 Series C Preferred Shares (such Series C Preferred Shares or other shares of capital stock for which this Warrant may in the future become exercisable for, the “Warrant Shares”) in the Company at an exercise price equal to US$2.10 per share (the “Exercise Price”).  This Warrant may be exercised from time to time and at any time in whole or in part prior to the Expiration Date (as defined below) and is subject to the terms and conditions set forth below.  The Holder acknowledges and agrees that the Warrant Shares, when and if issued upon exercise of the Warrant hereunder, shall be subject to the terms and conditions of the Company’s Amended and Restated Memorandum of Association (as the same may be amended, restated or otherwise modified from time to time, the “MOA”) and Articles of Association (as the same may be amended, restated or otherwise modified from time to time, the “AOA” and together with the MOA, the “Organizational Documents”).

1. Term.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and concluding on the first to occur of the following (the “Expiration Date”): (a) September 21, 2027; or (b) any Qualified Liquidation/Change of Control Event (as such term is defined in the Organizational Documents).  In connection with a Qualified Liquidation/Change of Control Event, the Company will provide Holder with written notice specifying, as the case may be, the date on which such event will occur.  Such notice shall be delivered at least 15 days prior to the date therein specified for the occurrence of the Qualified Liquidation/Change of Control Event.  For the avoidance of doubt, a Qualified Public Offering (as such term is defined in the Organizational Documents) shall not constitute a Qualified Liquidation/Change of Control Event.

2. Exercise.

(i) In order to exercise this Warrant with respect to all or any portion of the Warrant Shares during the times when the Warrant is exercisable (as described above), the Holder (or in the case of exercise after the Holder’s death, the Holder’s executor, administrator, heir or legatee, as the case may be) must take the following actions:  (a) execute and deliver to the Company the Notice of Exercise in the form attached hereto as Exhibit “A” and incorporated herein by this reference (the “Notice of Exercise”), (b) agree to be bound by the terms and conditions of that Company’s Amended and Restated Registration Rights Agreement, dated as of September 19, 2017 (as such agreement may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”) by executing and delivering to the Company a counterpart signature page to the Registration Rights Agreement, as well as such additional documents, instruments or agreements as the Company shall determine is reasonably necessary or appropriate in order to evidence or reflect any of the foregoing; and (c) pay the Exercise Price for the purchased Warrant Shares by either full payment, in cash or cash equivalents, or any other form which the Company may, in its sole and absolute discretion, approve at the time of exercise.  Payment of the Exercise Price shall immediately become due and shall accompany the Notice of Exercise.

(ii) This Warrant may also be exercised by the Holder, in whole or in part, through a cashless exercise, as described in this Section 2(ii).  Notwithstanding any provisions herein to the contrary, if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), then in lieu of exercising this Warrant in cash, the Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company, together with the properly endorsed Notice of Exercise and notice of such election, the Company shall issue to Holder a number of Warrant Shares, computed using the following formula:

X =	Y (A-B) A

Where	X =	The number of Warrant Shares to be issued to the Holder
	Y =	The number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
	A =	The fair market value of one Warrant Share (at the date of such calculation)
	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Warrant Share as of a particular date shall be determined as follows: (y) if traded on a national securities exchange, the fair market value shall be deemed to be the volume weighted average trading price of the Warrant Shares on such exchange for the five (5) trading days immediately prior to the date of exercise indicated in the Notice of Exercise (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise); and (z) if traded over-the-counter only, the fair market value shall be deemed to be the average of the closing bid and asked prices over the five (5) trading days immediately prior to the date of exercise indicated in the Notice of Exercise (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise).  If the Warrant Shares are not traded on the over-the-counter market or through a national securities exchange, this Warrant may be exercised by the Holder through a cashless exchange as described above but the fair market value per share of a Warrant Share shall be the price per share of a Warrant Share that the Company could obtain from a willing buyer for a Warrant Share sold by the Company as such price shall be determined in good faith by the Company’s Board of Directors.

(iii) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.  In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3. Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.  Notwithstanding the foregoing, however, nothing hereunder shall be construed so as to prohibit the Company from undertaking further issuances of capital stock and/or such other securities or instruments, in each case, which may be exercisable or convertible with or into such capital stock in the Company, to one or more third-parties or other persons, such issuances to be upon such terms and conditions, and for such consideration as the Company shall deem to be appropriate, it being expressly acknowledged and agreed that any such issuances may dilute the percentage interests and/or other rights which may be represented by the Warrant Shares when and if they shall be issued upon exercise of the Warrants hereunder.

5. No Member Rights; Limitation of Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any economic rights of the Company with respect to any of the Warrant Shares.  Only upon proper and timely exercise of this Warrant as described hereunder, the Holder shall, with respect to the purchased Warrant Shares, have a right to share in distributions with respect to such Warrant Shares in the manner set forth in the Organizational Documents.

6. Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares (and any Voting Common Shares to be issued upon conversion thereof) to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares (or any Voting Common Shares to be issued upon conversion thereof) to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act, or any state securities laws.  Upon exercise of this Warrant, the Holder shall, if reasonably requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares (and any Voting Common Shares to be issued upon conversion thereof) so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii) Holder further acknowledges that it is familiar with the definition of “accredited investor” in Rule 501 of Regulation D promulgated under the Securities Act and certifies that Holder is an accredited investor as defined in such rule.

(iii) Holder understands that neither this Warrant nor the Warrant Shares (and any Voting Common Shares to be issued upon conversion thereof) have been registered under the Securities Act, and therefore they may not be sold, assigned or transferred unless (i) a registration statement under the Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the satisfaction of the Company.

(iv) Holder understands that the Warrant Shares (and any Voting Common Shares to be issued upon conversion thereof) may be notated with one or more of the following legends:

(a) “THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the Organizational Documents.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Warrant Shares (and any Voting Common Shares to be issued upon conversion thereof) represented by the certificate, instrument or book entry so legended.

7. Certain Adjustments.

(i) Reclassification.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by the reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(ii) Split, Subdivision or Combination.  If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of shares subject to the Warrant shall be proportionately increased in the case of a split or subdivision and proportionately decreased in the case of a combination.

(iii) Certificate as to Adjustment.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 7 (other than Section 7(i)), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

8. Reservation of Shares.  The Company covenants that, beginning on the Effective Date, and during the remainder of the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of capital stock a sufficient number of Series C Preferred Shares to provide for the issuance of Series C Preferred Shares upon the exercise of this Warrant.

9. Market Stand-Off.  In connection with any underwritten public offering by the Company (or its successor) of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Holder agrees that it shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Warrant Shares acquired in connection with the exercise of this Warrant without the prior written consent of the Company and the Company’ s underwriters.  Such restriction (the “Market Standoff”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.

10. Additional Terms in connection with IPO.  The Warrant is hereby subject to such additional terms and conditions as are described in the IPO Addendum attached hereto as Exhibit C.

11. Miscellaneous.

(i) Governing Law.  This Warrant and all acts and transactions hereunder and all rights and obligations of Holder and Company shall be governed by the internal laws (and not the conflicts of law rules) of the British Virgin Islands.

(ii) Assignment.  Neither this Warrant nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by Holder to any person or entity without the prior written consent of the Company, in its sole and absolute discretion; provided, however, that Holder may without the prior written consent of the Company assign or transfer this Warrant during Holder’s lifetime or on Holder’s death by will or intestacy (but only with all related obligations) to (i) one or more of Holder’s affiliates (as such term is defined in Rule 501 of Regulation D promulgated under the Act) or (ii) Holder’s spouse or any of Holder’s other immediate family members or a trust for their benefit for estate planning purposes.  Upon any transfer or assignment of this Warrant, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  Any transfer shall be subject to (i) the transferee’s agreement in writing to be subject to the applicable terms of this Warrant, including, without limitation, executing the applicable agreements upon exercise of this Warrant in accordance herewith; (ii) compliance with all applicable state and federal securities laws (including the delivery of legal opinions reasonably satisfactory to the Company, if such are reasonably requested by the Company); and (iii) the execution and delivery to the Company of an Assignment Form in substantially the form attached hereto as Exhibit “B”.  This Warrant shall be binding upon any successors or assigns of the Company.

(iii) Notices.  All notices, requests, demands and other communications hereunder (shall be in writing to the parties at the addresses set forth below the recipients’ signature to this Warrant, or at such other address as shall be given in writing by a party to the other parties, and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery, (ii) the next business day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt, (iii) when delivered if sent electronically or via facsimile, or (iv) on the fifth (5th) business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested.

(iv) Enforcement.  The Company shall pay all reasonable fees and expenses, including reasonable attorney’s fees, incurred by Holder in the enforcement of any of the Company’s obligations hereunder not performed when due.

(v) Amendment or Waiver.  Any provision of this Warrant may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holder.

(vi) General. Should any provision of this Warrant be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Warrant, which shall continue in full force and effect.  This Warrant and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Company and Holder and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Warrant.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Warrant or in other written agreements signed by the parties in connection herewith.  This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.  Each of the counterparts may be signed and transmitted by facsimile and/or PDF with the same validity as if it were an original document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and to be dated as of the date first above written.

“Company”	CIBUS GLOBAL LTD.

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
	Its:	CEO

Address:	6455 Nancy Ridge Drive, Suite 100
San Diego, CA 92121

[Signature Page to Warrant]

COUNTERPART SIGNATURE PAGE
TO WARRANT

ACKNOWLEDGED AND AGREED TO:

HOLDER:

RORY RIGGS

	By:	/s/ Rory Riggs
	Name:	RORY RIGGS
Its:

Address:

Email:
Facsimile:

[Signature Page to Warrant]

EXHIBIT “A”

NOTICE OF EXERCISE
CIBUS GLOBAL LTD.
WARRANT ORIGINALLY ISSUED _____________, 2017

To: Cibus Global Ltd.

1.
The undersigned hereby (A) elects to purchase ______ Warrant Shares of Cibus Global Ltd. pursuant to the provisions of Section 2(i) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in the full amount of $____________, or (B) elects to exercise this Warrant with respect to ________________ of the Warrant Shares pursuant to the provisions of Section 2(ii) of the attached Warrant.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Series A Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such name as is specified below:

(Name) (Please Print)

Social Security or other identifying Number:

Address:

City, State and Zip Code

(Date)	(Signature)

EXHIBIT “B”

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.)

FOR VALUE RECEIVED, and subject to compliance with applicable federal and state securities laws (including the delivery of legal opinions satisfactory to the Company, if such are requested by the Company), an interest corresponding to the unpaid principal amount of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:
The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The assignee of the Warrant, in connection with the execution of this Assignment Form, must execute and deliver an acknowledgment of, and agreement to be bound by, the terms of the Warrant and all other writings related thereto.

EXHIBIT “C”

IPO ADDENDUM

The Warrant is hereby subject to the following additional terms and conditions:

(a) “Up-C” IPO.  In the event that, in connection with any desired public offering of shares of the Company, the Company causes to be created an entity to serve as the vehicle to be used to accomplish the purposes of such offering (“IPOco”), which IPOco is established to sell shares directly to the public for cash and then contribute the cash proceeds from such offering to the Company in exchange for shares of the Company (with shares of the Company then being exchangeable for equivalent shares of IPOco on a one-for-one basis), the Warrant shall, upon designation by the Holder (at the Holder’s option), and to the extend not otherwise exercised or terminated, at the time of exercise of this Warrant, be exercisable against the Company in exchange for delivery by the Company to Holder of that number (and class) of IPOco shares into which the Warrant Shares are exchangeable, at the same exercise price as this Warrant, in each case subject to adjustment in the event the ratio at which the Company’s shares may be exchanged for shares in IPOco is other than one for one.

(b) “Rollup” IPO.  In the event that the Company is reorganized, converted, merged or otherwise consolidated with or into a newly formed legal entity (a “Rollup Vehicle”) pursuant to which all or a significant portion of the holders of equity securities in the Company are offered and/or receive equity securities in such Rollup Vehicle, and, in connection with which, such Rollup Vehicle undertakes (or is contemplated to undertake) a public offering of equity securities (collectively, a “Rollup Transaction”), then the following additional provisions shall apply:

(i) Exchange of Warrant.  The Warrant, to the extent not previously exercised or terminated hereunder, shall entitle the Holder (at the Holder’s option) to contribute and convey the Warrant (free and clear of any liens or encumbrances) to the Rollup Vehicle concurrently with such Rollup Transaction in exchange for a designated number of Exchange Shares (defined below) of the Rollup Vehicle.  The designated number of Exchange Shares shall be the same number of shares of the Rollup Vehicle as are issued in the Rollup Transaction to former holders of shares of the Company of the same class as the Warrant Shares in exchange for such shares (such shares of the Rollup Vehicle as are issued to such holders of such Company shares being referred to as the “Equivalent Shares”).  The Company and the Rollup Vehicle shall utilize commercially reasonable efforts (to the extent permissible in accordance with applicable law) in order for the contribution and conveyance of the Warrant by the holder thereof to the Rollup Vehicle in exchange for the Exchange Shares to be treated and classified for U.S. federal tax purposes as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended.

(ii) Shares Issued in Exchange for Warrant.  The “Exchange Shares” of the Rollup Vehicle shall mean a class of equity securities of the Rollup Vehicle which are designated as a special class of securities in the Rollup Vehicle.  Each Exchange Share shall, except as otherwise described below, entitle the holder thereof to equivalent and parri passu voting and economic rights with respect to dividends and liquidating distributions from the Rollup Vehicle as are possessed by a holder of an Equivalent Share.

(iii) Additional Terms of Exchange Shares.  Notwithstanding the foregoing, the organizational documents of the Rollup Vehicle shall provide the following additional terms and conditions relating to each Exchange Share:

(A) Upon liquidation (or similar event) with respect to the Rollup Vehicle, such Exchange Share shall not be entitled to receive distributions in connection therewith unless and until the amounts that would have been distributable with respect to such Exchange Share (but which are no so distributed by reason of this clause) are equal to the unpaid exercise price for the Warrant Share(s) underlying the Warrant and for which such Exchange Share was issued (the “Unpaid Exercise Price”).

(B) At any time on or prior to the date which is 7 years after the date of issuance of such Exchange Share (such period, the “Exchange Period”), the holder thereof shall have the option of converting such Exchange Share into a specified number (or fraction) of Equivalent Shares, such specified number (or fraction) being that number (or fraction) of Equivalent Shares as shall have an aggregate Fair Market Value as of that time which is equal to the Net Share Value.  The “Net Share Value” shall mean the Fair Market Value of an Equivalent Share as of the date of conversion minus the Unpaid Exercise Price of the Exchange Share being converted.  The “Fair Market Value” shall mean, as of any particular date, the trailing 30-day average closing sales price for such shares as quoted on the stock exchange or market on which shares are listed or, in the absence of such exchange or markets, as determined by the Board of Directors of the Rollup Vehicle in good faith.

(C) At any time after the close of the Exchange Period, with respect to any Exchange Share which have not been converted into Equivalent Shares pursuant to the immediately preceding clause, the Rollup Vehicle shall have the right (but not the obligation) to purchase such Exchange Share (and the holder thereof shall be obligated to sell such Exchange Share to the Rollup Vehicle, free and clear of any liens or encumbrances) for a cash purchase price equal to the excess of the Net Share Value (defined above) as of such time minus the Full Share Value (as also defined above) as of such time.

(D) Such additional terms and conditions as shall be determined by the Rollup Vehicle to be necessary or appropriate in order to evidence, reflect or give effect to any of the matters set forth above (including but not limited to such provisions as relate to time periods or procedures for giving notices of exercise, conversion or other similar matters, and/or such additional matters as may be necessary or appropriate in order to comply with any applicable, or potentially applicable, laws, rules, or regulations from time to time).